Press Release


January 28, 2003

For Immediate Release

For Information Contact:
R. Ray Pate, Jr., President and CEO - 202.969.1866


BOARDS APPROVE PLAN RELATED TO CONVERSION AND
REORGANIZATION OF NCRIC, A MUTUAL HOLDING COMPANY

Washington, D.C. -- NCRIC, A Mutual Holding Company (NCRIC MHC) and NCRIC Group, Inc. (NCRIC Group) (Nasdaq: NCRI), announced today that their respective boards of directors have approved a plan of conversion and reorganization for NCRIC MHC which will complete the transition of NCRIC Group to full stock ownership. As part of the conversion, NCRIC MHC, a mutual insurance holding company, will terminate its existence, and the ownership interest of NCRIC MHC in NCRIC Group will be offered for sale to members and others on a priority basis in a subscription offering. NCRIC MHC currently owns approximately 60% of the outstanding shares of NCRIC Group. To complete the conversion, approval is needed from the members of NCRIC MHC, the Commissioner of the District of Columbia Department of Insurance and Securities Regulation, and shareholders of NCRIC Group. It is expected that members of NCRIC MHC and shareholders of NCRIC Group will be asked to approve the proposed conversion and reorganization plan in June 2003.

NCRIC MHC members will receive priority subscription rights to purchase shares issued in the conversion offering. Any shares of NCRIC Group that are not purchased by members, NCRIC's employee stock ownership plan, and officers, directors, and employees will be offered for sale to the public in a community offering. As part of the conversion, shareholders of NCRIC Group will have their existing shares exchanged for new shares of NCRIC Group, a Delaware corporation, based on an exchange ratio that assures that they receive the same proportionate ownership interest in the new corporation as their existing ownership interest in NCRIC Group immediately prior to the conversion and reorganization. The new Delaware corporation will have the same name as NCRIC Group and will be the successor to NCRIC Group.

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NCRIC MHC was formed in 1998 when the National Capital Reciprocal Insurance
Company was reorganized under the District of Columbia Reciprocal Insurance Company Act of 1998. Effective upon the reorganization, the National Capital Reciprocal Insurance Company became a wholly-owned subsidiary of NCRIC Group and the membership interests of the policyholders were transferred to NCRIC MHC. As part of the reorganization, NCRIC MHC acquired 100% of the issued and outstanding capital stock of NCRIC Group. In July 1999, NCRIC Group offered for sale 40% of the shares of its outstanding common stock in a subscription offering, on a priority basis, to members of NCRIC MHC, and thereafter to the public in a community offering.

Safe Harbor Information

This news release contains certain forward-looking statements regarding the plan of conversion and reorganization of NCRIC MHC. Forward-looking statements include statements regarding the anticipated closing date of the transactions, the market for the stock, and anticipated future results and can be identified by the fact that they do not relate strictly to historical or current facts. Associated with this are certain risks and uncertainties that could cause actual results to materially differ from those reflected in the forward-looking statements. These risks and uncertainties include:
   o  delays in completing the plan of conversion and reorganization;
   o difficulties in selling the conversion stock or in selling the conversion stock within the expected time frame;
   o  increased competitive pressures;
   o  changes in the interest rate environment;
   o  general economic conditions or the securities market;
   o legislative and regulatory changes that could adversely affect the businesses in which NCRIC Group is engaged; and
   o  uncertainties associated with expanding business.

Other factors not currently anticipated by management may also materially and adversely affect the plan of conversion and reorganization as well as NCRIC Group's results of operations.


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About NCRIC Group

NCRIC Group is a healthcare financial services organization that assists individual physicians and groups of physicians in managing their practices by providing medical professional liability insurance, practice management and financial services, and employee benefits plan design and pension administration. In addition to its headquarters in Washington, D.C., NCRIC Group has offices in Richmond, Fredericksburg and Lynchburg, Virginia as well as Greensboro, North Carolina and provides services to more than 4,500 physician clients. Its primary insurance subsidiary, NCRIC, Inc., is rated A- (Excellent) by A.M. Best Company.

For further information, contact R. Ray Pate, Jr., President and CEO, 1115 30th Street, NW, Washington, D.C. 20007, or consult NCRIC Group's Web site, www.ncric.com.

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January 28, 2003


















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